Exhibit 10.2

Exhibit B

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is entered into by and among Silexion Therapeutics Ltd., an Israeli company (the “Company”), Moringa Acquisition Corp, a Cayman Islands exempted company (“Moringa” or “SPAC”), Biomotion Sciences , an exempted company under the Laws of the Cayman Islands (“TopCo”), and Moringa Sponsor, L.P., a Cayman Islands exempted limited partnership and its wholly-owned subsidiary, Moringa Sponsor U.S. LP, a Delaware limited partnership (collectively, the “Moringa Sponsor” or “SPAC Sponsor”). Each of the Company, Moringa, TopCo and the Moringa Sponsor are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” The Moringa Sponsor is sometimes referred to herein as the “Shareholder.” Except as otherwise specified herein, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

WHEREAS, on or prior to the date of the execution of this Agreement, Moringa, TopCo, Merger Sub 1, Merger Sub 2, and the Company have entered into that certain Amended and Restated Business Combination Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”);

WHEREAS, the Business Combination Agreement contemplates that, on the terms and subject to the conditions therein, (i) Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company that is a wholly-owned subsidiary of TopCo, will be merged with and into Moringa with Moringa as the surviving entity of such merger and consequently becoming a wholly-owned subsidiary of TopCo, and (ii) August M.S. Ltd., an Israeli company that is a wholly-owned subsidiary of TopCo, will be merged with and into the Company, with the Company as the surviving entity of such merger and consequently becoming a wholly-owned subsidiary of TopCo, all in accordance with the terms and conditions of the Business Combination Agreement (collectively, and together with the other transactions contemplated by the Business Combination Agreement and the Transaction Agreements, the “Transactions”);

WHEREAS, as of the date hereof, the Shareholder is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of (i) 3,227,856 SPAC Class A Shares, (ii) 176,428 Private Placement Warrants (the “Warrants”) to purchase an equivalent number of SPAC Class A Shares and (iii) and one SPAC Class B Share (collectively, the “Owned Securities”; the Owned Securities and any additional shares of the SPAC or TopCo (or securities convertible into or exercisable or exchangeable for shares of SPAC or TopCo) in which the Shareholder has or acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Subject Securities”);

WHEREAS, in consideration for the benefits to be received by the Moringa Sponsor under the terms of the Business Combination Agreement and as a material inducement to the Company and Moringa agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Moringa Sponsor agrees to enter into this Agreement and to be bound by the applicable agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that the Company and Moringa would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the Moringa Sponsor entering into this Agreement and agreeing to be bound by the applicable agreements, covenants and obligations contained in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Agreement to Vote. The Moringa Sponsor hereby agrees as follows:

(a) In keeping with the Moringa Sponsor’s obligations under the letter agreement, dated February 16, 2021, to which it is party with Moringa and other insiders of Moringa (the “Sponsor Letter”), in respect of a Business Combination (in each case, as defined therein), including in respect of voting all Founder Shares and Private Placement Shares (in each case, as defined in the Sponsor Letter) and all other SPAC Class A Shares and SPAC Class B Shares held by it, including such shares that are issuable upon conversion of the Founder Shares and Private Placement Warrants (as such term is defined in the Sponsor Letter) beneficially owned by the Moringa Sponsor (the “Shares”), as applicable, in favor of such Business Combination, the Moringa Sponsor acknowledges that the Transactions constitute a Business Combination for purposes of the Sponsor Letter, and Moringa Sponsor will comply with its obligations under Section 1 of the Sponsor Letter. In furtherance of such obligations, and without limiting the prior sentence, Moringa Sponsor agrees that, prior to the Expiration Date (as defined below), at any meeting of Moringa’s shareholders or any adjournment or postponement thereof, or in connection with any written consent of Moringa’s shareholders, with respect to the Transactions, it shall:

(i) not form a group (as defined in Rule 13(d)(3) under the Exchange Act) to vote against any directors nominated by the Company;

(ii) vote (or cause to be voted) or deliver a written consent (or cause a written consent to be delivered), in its capacity as a shareholder, covering all of the Shares that the Shareholder shall be entitled to so vote and all Subject Securities: (A) in favor of adoption and approval of the Business Combination Agreement, the Transactions and any other proposals recommended by Moringa’s or TopCo’s board of directors in connection with the Transactions as to which shareholders of Moringa or TopCo are called upon to vote or consent to; (B) against any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Moringa, the SPAC Parties, or their Affiliates under the Business Combination Agreement or that would reasonably be expected to result in any of the conditions to Moringa’s, any SPAC Party, or any of their Affiliates’ obligations under the Business Combination Agreement not being fulfilled; (C) against any agreement, transaction or other matter that is intended to, or would reasonably be expected to (i) impede, interfere with, delay, postpone, discourage or adversely affect the Transactions and the consummation thereof, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of Moringa or any other SPAC Party under the Business Combination Agreement, or cause any of the conditions to Closing set forth in the Business Combination Agreement not to be fulfilled or satisfied, or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Moringa Sponsor contained in this Agreement; and (D) in favor of the directors nominated or designated in accordance with Section 6.19 of the Business Combination Agreement;

(iii) attend such meeting or otherwise cause all Shares and other Subject Securities to be counted as present thereat for purposes of calculating a quorum, and if a quorum is not present, vote (in person or by proxy) in favor of adjournment of such meeting to a later date, as in accordance with Moringa’s and TopCo’s Governing Documents, as applicable, as in effect at such time; and

(iv) waive any applicable adjustment to the conversion ratio set forth in the articles of association of Moringa or any other applicable anti-dilution or similar protections with respect to the SPAC Class A Shares and SPAC Class B Share held by it immediately prior to Closing.

The Shareholder shall not take or commit or agree to take any action inconsistent with the foregoing.

(b) The Moringa Sponsor hereby further waives any redemption rights with respect to its Shares and other Subject Securities it may have in connection with the consummation of the transactions to be consummated by the Business Combination Agreement, including, without limitation, any such rights available in the context of a shareholder vote to approve the Business Combination Agreement.

2. Other Covenants and Agreements.

(a) If applicable, prior to the Closing, Moringa Sponsor hereby agrees to execute and deliver, as promptly as practicable, all additional agreements, documents or instruments, take, or cause to be taken, all actions and provide, or cause to be provided, all additional information or other materials as may be necessary or reasonably advisable, in each case, as mutually reasonably determined and agreed to by Moringa and the Company (such determination and agreement not to be unreasonably withheld, conditioned or delayed by either Moringa or the Company), in connection with, or otherwise in furtherance of, the transactions and the other covenants and agreements contemplated by the Business Combination Agreement or this Agreement (provided, however, that in no event shall the Shareholder be obligated to take, approve or consent to any action that would result in any breach by Moringa Sponsor of the Business Combination Agreement, this Agreement or any other Transaction Agreement to which it is or will be a party). If applicable, from and after the Closing, the Moringa Sponsor and the Company each hereby agrees to as promptly as practicable execute and deliver all additional agreements, documents or instruments, take, or cause to be taken, all actions and provide, or cause to be provided, all additional information or other materials as may be reasonably necessary to effectuate the purpose of the covenants and agreements of this Agreement that survive the Closing. Notwithstanding the foregoing, neither the Shareholder nor the Company shall be required to provide any information that is, based on the advice of outside counsel, subject to legal privilege.

(b) The Shareholder will comply with, and fully perform all of its obligations, covenants and agreements set forth in the Sponsor Letter, including the obligations of the Shareholder not to transfer any Subject Securities (except as permitted therein) and not to redeem any SPAC shares owned by the Shareholder in connection with the transactions contemplated by the Business Combination Agreement or participate in any redemption of any of such SPAC shares by tendering or submitting any of such SPAC shares for redemption in connection with the Transactions. Neither the Shareholder nor the SPAC shall amend, terminate or otherwise modify the Sponsor Letter without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

(c) The Shareholder acknowledges and agrees that Moringa and the Company are entering into the Business Combination Agreement in reliance upon the Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the applicable agreements, covenants and obligations contained in this Agreement and, but for the Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the applicable agreements, covenants and obligations contained in this Agreement, Moringa and the Company would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement.

(d) Within 30 days following the execution of the Business Combination Agreement, SPAC Sponsor shall invest $350,000 in TopCo in respect of the SPAC Sponsor Investment and shall be issued by TopCo in respect thereof 1,343,000 new TopCo Shares. If SPAC Sponsor invests an additional amount of up to $150,000 in TopCo prior to the Closing (for an aggregate SPAC Sponsor Investment amount of up to $500,000), SPAC Sponsor shall be issued by TopCo in respect thereof additional TopCo Shares at a price of $10.00 per share. To the extent the amount of the SPAC Sponsor Investment, including amounts funded by the SPAC Sponsor immediately prior to the Closing, is less than $500,000, then the SPAC Sponsor shall surrender to TopCo for retirement (i) eight thousand (8,000) TopCo Shares, and (ii) for every $1,000 deficiency from that $500,000 amount, up to a maximum allowable deficiency of $150,000, an additional three hundred thirty-three and one-third (333⅓) TopCo Shares (rounded to the nearest whole share), thereby yielding a maximum possible forfeiture by SPAC Sponsor of 58,000 TopCo Shares. As provided in the Amended Registration Rights and Lock-Up Agreement, all TopCo Shares issued to the Sponsor in respect of the SPAC Sponsor Investment and that remain outstanding following the Closing shall be subject to a six (6)-month lock-up period (echoing the lock-up set forth in the Sponsor Letter), subject to the potential earlier release of up to fifty percent (50%) of those TopCo Shares from that lock-up based on the market price of the TopCo Shares closing above $12.00 for any 20 trading days within any 30-trading day period.

(e) Effective as of immediately prior to the Closing, SPAC Sponsor shall surrender to the SPAC for retirement all 2,875,000 SPAC Founders Shares, (which includes the one (1) SPAC Class B Share that was to convert automatically into a SPAC Class A Share immediately prior to the Closing under the Governing Documents of SPAC) (the “Sponsor Share Surrender”). Prior to the Closing, however, the SPAC Sponsor may transfer up to 1,567,000 of the 2,875,000 SPAC Founders Shares held by SPAC Sponsor and destined for surrender, for reduction of transaction related fees, or to non-Affiliate third-party investors that provide backstop financing, that enter into non-redemption agreements with SPAC, or that provide other financial support in connection with the Transactions, as determined by SPAC in consultation with the Company (the “Backstop Shares”). Any of the 1,567,000 Backstop Shares not utilized as envisaged above will be forfeited by the SPAC Sponsor effective immediately prior the Closing and cancelled. SPAC hereby waives any restriction on the transfer of the Backstop Shares to, and any post-Closing lock-up restrictions on the transfer of the Backstop Shares by, any such third-party transferees under the Sponsor Letter.

3. Shareholder Representations and Warranties. The Shareholder represents and warrants, as of the date hereof, to TopCo, the Company and Moringa as follows:

(a) The Shareholder is a corporation, company, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the laws of its jurisdiction of formation, incorporated or organization (as applicable).

(b) The Shareholder has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate or other action on the part of the Shareholder. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid, legal and binding agreement of the Shareholder (assuming that this Agreement is duly authorized, executed and delivered by the other parties hereto), enforceable against the Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Shareholder with respect to the Shareholder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for (i) any filings with the SEC related to its ownership of equity securities of Moringa or TopCo or the transactions contemplated by the Business Combination Agreement, this Agreement or any other Transaction Agreements to which it is a party, which the Shareholder shall make in accordance with all applicable law, or (ii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not reasonably be expected to adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(d) None of the execution or delivery of this Agreement by the Shareholder, the performance by the Shareholder of any of its covenants, agreements or obligations under this Agreement or the consummation of the Transactions will, directly or indirectly (with or without due notice or lapse of time or both) (i)  result in any breach of any provision of the Shareholder’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any contract to which the Shareholder is a party, (iii) violate, or constitute a breach under, any order or applicable law to which the Shareholder or any of its properties or assets are bound or (iv) other than the restrictions contemplated by this Agreement, the Business Combination Agreement or any other Transaction Agreement to which the Shareholder is or will be a party, result in the creation of any lien upon the Subject Securities (other than as expressly provided under this Agreement), except, in the case of any of clauses (ii) and (iii) above, as would not reasonably be expected to adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e) The Shareholder is, as of the date hereof, the record and beneficial owner of the Owned Securities, and there exist no Liens or any other limitation or restriction (including with respect to the right to vote, sell or otherwise dispose of such securities (other than transfer restrictions pursuant to applicable law)) affecting any such securities, other than Liens pursuant to (i) this Agreement, (ii) the SPAC’s Governing Documents, (iii) the Sponsor Letter or (iv) any applicable securities laws. The Shareholder has the sole right to vote (and provide consent in respect of, as applicable) the Owned Securities as of the date hereof. Except for this Agreement, the Business Combination Agreement, the other Transaction Agreements to which it is or will be a party, and the Governing Documents of Moringa and TopCo, the Shareholder is not party to or bound by (i) any option, warrant, purchase right or other Contract that would reasonably be expected (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) to require the Shareholder to transfer any of the Subject Securities or (ii) any voting trust, proxy or other contract with respect to the voting or transfer of any of the Subject Securities, in the case of either clause (i) or (ii), that would reasonably be expected to adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(f) There is no Legal Proceeding pending or, to the Shareholder’s knowledge, threatened against or involving the Shareholder or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g) Except as described (if at all) in the SPAC Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by the Shareholder, for which SPAC or any of its Affiliates may become liable.

(h) The Shareholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Company and the Transactions as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the Transactions.

(i) In entering into this Agreement, the Shareholder has relied solely on its own investigation and analysis and the representations and warranties expressly set forth herein and no other representations or warranties of TopCo, Moringa, the Company or any other Person, either express or implied, and the Shareholder, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement, none of TopCo, Moringa, the Company or any other Person makes or has made any representation or warranty, either express or implied, to the Shareholder in connection with or related to this Agreement, the Business Combination Agreement or the other Transaction Agreements or the Transactions contemplated hereby or thereby.

4. Company and Moringa Acknowledgement. In entering into this Agreement, the Business Combination Agreement and the other Transaction Agreements to which it is or will be a party, none of TopCo, the Company or Moringa has relied on any representations or warranties of the Shareholder, either express or implied, except for the representations and warranties of the Shareholder expressly set forth in this Agreement or in such other Transaction Agreements to which the Shareholder is or will be a party and to which TopCo, Moringa or the Company, as applicable, is or will be a party.

5. Transfer of Subject Securities. From and after the date hereof and until the earlier of (a) the termination of this Agreement in accordance with its terms and (b) the Closing, the Shareholder agrees not to (i) Transfer (as defined in the Sponsor Letter) any of the Subject Securities, (ii) enter into (A) any option, warrant, purchase right, or other Contract that would reasonably be expected (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) to require the Shareholder to Transfer the Subject Securities (with respect to Backstop Shares (in accordance with Section 2(e)) or (B) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Securities (other than with respect to Backstop Shares (in accordance with Section 2(e)), or (iii) take any actions in furtherance of any of the matters described in the foregoing clauses (i) or (ii); provided, that, notwithstanding any other provision of this Agreement to the contrary, the Shareholder shall be permitted to make Transfers of Subject Securities to its Affiliates and limited partners, or its or their Affiliates, members or limited partners, as well as to intended recipients of Backstop Shares (in accordance with Section 2(e)) so long as (x) prior to any such Transfer, the Shareholder shall deliver a written notice of such Transfer to the Company (and, where the Subject Securities are securities of TopCo, to TopCo) and, (y) as a condition to any such Transfer (other than a Transfer of Backstop Shares made no more than one trading day prior to the Closing), such permitted transferee shall execute a joinder and acknowledgement reasonably satisfactory to the Company (and, where the Subject Securities are securities of TopCo, to TopCo) agreeing to be bound by and made a party to this Agreement; provided, further, that, any such Transfer shall not relieve, discharge or otherwise modify the obligations of the Shareholder under this Agreement (other than the restriction on Transfer).

6. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio, upon the termination of the Business Combination Agreement in accordance with its terms (such date, the “Expiration Date”). Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (a) the termination of this Agreement shall not affect any liability on the part of any Party for a Willful Breach (as defined below) of any covenant or agreement set forth in this Agreement prior to such termination or Fraud (as defined below), (b) Section 3, this Section 6 and the representations and warranties set forth in Sections 3(g) and (h) shall each survive any termination of this Agreement, and (c) Sections 8 through 14 shall survive any termination of this Agreement. For purposes of this Agreement, (x) “Willful Breach” means a material breach of this Agreement that is a consequence of an act or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement and (y) “Fraud” means an act or omission by a Party, and requires: (i) a false or incorrect representation or warranty expressly made by such Party in this Agreement, (ii) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (iii) an intention to deceive another Party, to induce it to enter into this Agreement, (iv) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, entering into this Agreement, and (v) another Party suffering damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

7. No Other Capacity. Notwithstanding anything in this Agreement to the contrary, (a) the Shareholder does not make any agreement or understanding herein in any capacity other than in the Shareholder’s capacity as a record holder and beneficial owner of the Subject Securities; and (b) nothing herein will be construed to limit or affect any action or inaction by (i) Moringa Sponsor or (ii) any representative of the Moringa Sponsor serving as a member of the board of directors of Moringa or TopCo or as an officer, employee or fiduciary of Moringa or TopCo, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of Moringa or TopCo (which such actions shall be governed by the Business Combination Agreement or such other Transaction Agreements applicable to action or inaction taken in such capacity).

8. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(i) If to TopCo at or following the Closing, to:

TopCo

c/o Silexion Therapeutics Ltd.

2 Ha’mayan St.

Modiin, Israel

Attention: Ilan Hadar, CEO

Email: ihadar@silexion.com

Telephone No.: +972-8-628-6005

with a copy (which shall not constitute notice) to:

Herzog, Fox & Ne’eman
Herzog Tower
6 Yitzhak Sadeh St.
Tel-Aviv, Israel 6777506
Attention: Ory Nacht, Adv.
Email: nachto@herzoglaw.co.il

(ii) If to Moringa or to TopCo prior to the Closing, to:

Moringa Acquisition Corp

250 Park Avenue, 7th Floor

New York, NY, 10017

Attention: Ilan Levin, CEO

Telephone No.: +972-54-4510573

Email: ilan@moringaac.com

with a copy (which shall not constitute notice) to:

Meitar Law Offices

16 Abba Hillel Rd.

Ramat Gan 5250608, Israel

Attn.: David Chertok

Email: dchertok@meitar.com

and

Greenberg Traurig, LLP

One Vanderbilt Ave.

New York, NY 10017

Attn: Mark Selinger

Email: mselinger@gtlaw.com

(iii) If to the Company, to:

Silexion Therapeutics Ltd.

2 Ha’mayan St.

Modiin, Israel

Attention: Ilan Hadar, CEO

Email: ihadar@silexion.com

Telephone No.: +972-8-628-6005

with a copy (which shall not constitute notice) to:

Herzog, Fox & Ne’eman
Herzog Tower
6 Yitzhak Sadeh St.
Tel-Aviv, Israel 6777506
Attention: Ory Nacht, Adv.
Email: nachto@herzoglaw.co.il

(iv) if to Moringa Sponsor, to:

Moringa Sponsor, L.P.

250 Park Avenue, 7th Floor

New York, NY, 10017

Attention: Ilan Levin, CEO

Telephone No.: +972-54-4510573

Email: ilan@moringaac.com

with a copy (which shall not constitute notice) to:

Meitar Law Offices

16 Abba Hillel Rd.

Ramat Gan 5250608, Israel

Attn.: David Chertok

Email: dchertok@meitar.com

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

9. Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein (including the Transaction Agreements) constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

10. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Shareholder, the Company and Moringa. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Shareholder or the Company without Moringa’s prior written consent (to be withheld or given in its sole discretion) or by Moringa or the Shareholder without the Company’s prior written consent (to be withheld or given in its sole discretion). Any attempted assignment of this Agreement not in accordance with the terms of this Section 10 shall be null and void ab initio.

11. Fees and Expenses. Except, in the case of TopCo, Moringa and the Company, as otherwise expressly set forth in the Business Combination Agreement, and without limitation to Section 3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that, any such reasonable and documented fees and expenses incurred by the Shareholder in connection with this Agreement and the transactions contemplated hereby on or prior to the Closing shall be deemed to be fees and expenses of Moringa or the Moringa Sponsor, as applicable.

12. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to, or shall be deemed to, create a joint venture.

13. No Recourse. Except for claims pursuant to the Business Combination Agreement or any Transaction Agreement by any party(ies) thereto against any other party(ies) on the terms and subject to the conditions therein, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Person that is not a Party, and (b) without limiting the generality of the foregoing, no Person that is not a Party shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein.

14. Non-Survival. The representations, warranties, agreements and covenants in this Agreement shall terminate at the Closing, except for those covenants and agreements in this Agreement that, by their terms, expressly contemplate performance or survival after the Closing (including, without limitation, Sections 1(b), 2, 3, and 8 through and including 14) which covenants and agreements shall so survive the Closing in accordance with their terms.

15. Governing Law and Jurisdiction. All rights and obligations hereunder will be governed by the laws of the State of Delaware, without regard to its conflicts of law provisions. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent Court of Chancery in the State of Delaware (or, to the extent that the such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.

16. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the Shareholder’s obligations to vote its Shares as provided in this Agreement, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at applicable Law or that an award of specific performance is not an appropriate remedy for any reason at applicable Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 16 shall not be required to provide any bond or other security in connection with any such injunction.

17. Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any amendment hereto.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

BIOMOTION SCIENCES

By:
Name:
Title:

SILEXION THERAPEUTICS LTD.

By:
Name:
Title:

MORINGA ACQUISITION CORP.

By:
Name:
Title

Moringa Sponsor, L.P.

By:
Name:
Title:

Moringa Sponsor US L.P.

By:
Name:
Title

[SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT]